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                                 EXHIBIT 3.2


        ARTICLES OF INCORPORATION OF ABR INFORMATION SERVICES, INC.,
                             AS AMENDED TO DATE

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                           ARTICLES OF INCORPORATION
                                       OF
                         ABR INFORMATION SERVICES, INC.


                 THE UNDERSIGNED, acting as sole incorporator of ABR INFORMATION SERVICES, INC (hereinafter, the "Corporation") under the Florida Business Corporation Act, Chapter 607 of the Florida Statutes, as hereafter amended and modified (the "FBCA"), hereby adopts the following Articles of Incorporation for the Corporation, effective as of February 21, 1994 pursuant to Section 607.0203(1) of the Florida Statutes:


                                   ARTICLE I
                                      NAME

                 The name of the Corporation is:

                         ABR INFORMATION SERVICES, INC.


                                   ARTICLE II
                            BUSINESS AND ACTIVITIES

                 The Corporation may, and is authorized to, engage in any activity or business now or hereafter permitted under the laws of the United States and of the State of Florida.


                                  ARTICLE III
                                 CAPITAL STOCK

                 3.1 Authorized Shares. The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue shall be 22,250,000 shares, of which 20,250,000 shares shall be Common Stock having a par value of $0.01 per share ("Common Stock") and 2,000,000 shares shall be Preferred Stock, par value of $0.01 per share ("Preferred Stock"). Of the Common Stock, 20,000,000 shares shall be voting shares ("Voting Common Stock") and 250,000 shares shall be nonvoting shares ("Nonvoting Common Stock"). Following the issuance by the Corporation of any shares of Nonvoting Common Stock, and the transfer or other disposition of any such Nonvoting Common Stock by the initial holder thereof, each share of Nonvoting Common Stock that is so transferred or disposed of, automatically and without further action on the part of the Corporation, shall be converted into the right to receive one share of Voting Common Stock. Except as otherwise provided in these Articles of Incorporation, each share of Nonvoting
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Common Stock shall have the same rights as and be identical in all respects to each share of Voting Common Stock. The Board of Directors is expressly authorized, pursuant to Section 607.0602 of the FBCA, to provide for the classification and reclassification of any unissued shares of Common Stock or Preferred Stock and the issuance thereof in one or more classes or series without the approval of the shareholders of the Corporation, all within the limitations set forth in Section 607.0601 of the FBCA.

                 3.2  Common Stock.

                          (a)  Relative Rights.  The Common Stock shall be
subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the Articles of Amendment to these Articles of Incorporation that may hereafter be filed pursuant to Section 607.0602 of the FBCA to establish the respective series of the Preferred Stock. Except as otherwise provided in these Articles of Incorporation, each share of Common Stock shall have the same rights as and be identical in all respects to all the other shares of Common Stock.

                          (b)  Voting Rights.  Except as otherwise provided by
the FBCA and except as may be determined by the Board of Directors with respect to the Preferred Stock, only the holders of Voting Common Stock shall be entitled to vote for the election of directors of the Corporation and for all other corporate purposes. Upon any such vote, each holder of Voting Common Stock shall, except as otherwise provided by the FBCA, be entitled to one vote for each share of Voting Common Stock held by such holder. Except as otherwise provided by the FBCA, each holder of Nonvoting Common Stock shall not be entitled to vote for the election of directors of the Corporation or for any other corporate purpose.


                          (c)  Dividends.  Whenever there shall have been paid,
or declared and set aside for payment, to the holders of the shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then the holders of record of the Common Stock and any class or series of stock entitled to participate therewith as to dividends, shall be entitled to receive dividends, when, as, and if declared by the Board of Directors, out of any assets legally available for the payment of dividends thereon.

                          (d)  Dissolution, Liquidation, Winding Up.  In the
event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of record of the Common Stock then outstanding, and all holders of any class or series of stock entitled to participate therewith in whole or in part, as to the distribution of assets, shall become entitled to participate in the distribution of assets of the Corporation remaining after the Corporation shall have





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paid , or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation, or winding up, the full preferential amounts (if any) to which they are entitled, and shall have paid or provided for payment of all debts and liabilities of the Corporation.

                 3.3  Preferred Stock.

                          (a)  Issuance, Designations, Powers, Etc.  The Board
of Directors is expressly authorized, subject to the limitations prescribed by the FBCA and the provisions of these Articles of Incorporation, to provide, by resolution and by filing Articles of Amendment to these Articles of Incorporation, which, pursuant to Section 607.0602(4) of the FBCA shall be effective without shareholder action, for the issuance from time to time of the shares of the Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

                                  1.       the number of shares constituting
                                           that series and the distinctive
                                           designation of that series;

                                  2.       the dividend rate on the shares of
                                           that series, whether dividends shall
                                           be cumulative, noncumulative or
                                           partially cumulative and, if so,
                                           from which date or dates, and the
                                           relative rights of priority, if any,
                                           of payments of dividends on shares
                                           of that series;

                                  3.       whether that series shall have
                                           voting rights, in addition to the
                                           voting rights provided by the FBCA,
                                           and, if so, the terms of such voting
                                           rights;

                                  4.       whether that series shall have
                                           conversion privileges, and, if so,
                                           the terms and conditions of such
                                           conversion, including provision for
                                           adjustment of the conversion rate in
                                           such events as the Board of
                                           Directors shall determine;

                                  5.       whether or not the shares of that
                                           series shall be redeemable, and, if
                                           so, the terms and conditions of such
                                           redemption, including the dates upon
                                           or after which they shall be
                                           redeemable, and the amount per share
                                           payable in case of redemption, which
                                           amount





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                                           may vary under different conditions
                                           and at different redemption dates;

                                  6.       whether that series shall have a
                                           sinking fund for the redemption or
                                           purchase of shares of that series,
                                           and, if so, the terms and amount of
                                           such sinking fund;

                                  7.       the rights of the shares of that
                                           series in the event of voluntary or
                                           involuntary liquidation,
                                           dissolution, or winding up of the
                                           Corporation, and the relative rights
                                           of priority, if any, of payment of
                                           shares of that series; and

                                  8.       any other relative powers,
                                           preferences, and rights of that
                                           series, and qualifications,
                                           limitations or restrictions on that
                                           series.

                          (b)  Dissolution, Liquidation, Winding Up.  In the
event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive only such amount or amounts as shall have been fixed by the Articles of Amendment to these Articles of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issuance of such series.

                 3.4. No Preemptive Rights. Except as the Board of Directors may otherwise determine, no shareholder of the Corporation shall have any preferential or preemptive right to subscribe for or purchase from the Corporation any new or additional shares of capital stock, or securities convertible into shares of capital stock, of the Corporation, whether now or hereafter authorized.


                                   ARTICLE IV
                               BOARD OF DIRECTORS

                 4.1 Classification. Except as otherwise provided in these Articles of Incorporation or Articles of Amendment filed pursuant to Section
3.3 hereof relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be as fixed from time to time by or pursuant to these Articles of Incorporation or by bylaws of the Corporation (the "Bylaws"). The directors, other than those who may be elected by the holders of any class or series of Preferred Stock voting separately by class or series, shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II and Class III, each of which shall be as nearly equal in number





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as possible, and shall be adjusted from time to time in the manner specified in the Bylaws to maintain such proportionality. Each initial director in Class I shall hold office for a term expiring at the 1996 annual meeting of the shareholders; each initial director in Class II shall hold office for a term expiring at the 1995 annual meeting of the shareholders; and each initial director in Class III shall hold office for a term expiring at the 1994 annual meeting of the shareholders. Notwithstanding the foregoing provisions of this
Section 4.1, each director shall serve until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal. At each annual meeting of the shareholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of the shareholders held in the third year following the year of their election and until their successors shall have been duly elected and qualified or until such director's earlier death, resignation or removal.

                 4.2  Removal.

                          (a)  Removal For Cause.  Except as otherwise provided
pursuant to the provisions of these Articles of Incorporation or Articles of Amendment relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause (as defined in Section 4.2(b) hereof) and only by the affirmative vote, at a special meeting of the shareholders called for such a purpose, of not less than sixty-six and two-thirds percent (66 2/3%) of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, but only if notice of such proposed removal was contained in the notice of such meeting. At least thirty (30) days prior to such special meeting of shareholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting. Any vacancy on the Board of Directors resulting from such removal or otherwise shall be filled only by vote of a majority of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been elected and qualified or until any such director's earlier death, resignation or removal.

                          (b)  "Cause" Defined.  For the purposes of this
Section 4.2, "cause" shall mean (i) misconduct as a director of the Corporation or any subsidiary of the Corporation which involves dishonesty with respect to a substantial or material corporate activity or corporate assets, or (ii) conviction of an offense punishable by one (1) or more years of imprisonment (other than minor regulatory infractions and traffic violations which do not materially and adversely affect the Corporation).

                 4.3 Change of Number of Directors. In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated





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directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                 4.4 Directors Elected by Holders of Preferred Stock. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect one or more directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation, as amended by Articles of Amendment applicable to such classes or series of Preferred Stock, and such directors so elected shall not be divided into classes pursuant to this Article IV unless expressly provided by the Articles of Amendment applicable to such classes or series of Preferred Stock.

                 4.5 Exercise of Business Judgment. In discharging his or her duties as a director of the Corporation, a director may consider such factors as the director considers relevant, including the long-term prospects and interests of the Corporation and its shareholders, the social, economic, legal, or other effects of any corporate action or inaction upon the employees, suppliers, customers of the Corporation or its subsidiaries, the communities and society in which the Corporation or its subsidiaries operate, and the economy of the State of Florida and the United States.

                 4.6 Initial Directors. The number of directors constituting the initial Board of Directors of the Corporation is five (5). The number of directors may be increased or decreased from time to time as provided in the Bylaws, but in no event shall the number of directors be less than three (3). The names and addresses of the persons who are to serve as initial directors in each class until successor directors are duly elected and qualified are as follows:


                 Class I

         James E. MacDougald               34125 U.S. Highway 19 North
                                           Palm Harbor, FL  34684-2116

         Thomas F. Costello                34125 U.S. Highway 19 North
                                           Palm Harbor, FL  34684-2116





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             Class II

         Stephen R. Hood                   34125 U.S. Highway 19 North
                                           Palm Harbor, FL  34684-2116


         Mark M. Goldman                   34125 U.S. Highway 19 North
                                           Palm Harbor, FL  34684-2116


            Class III

         Suzanne M. MacDougald             34125 U.S. Highway 19 North
                                           Palm Harbor, FL  34684-2116


                                   ARTICLE V
                             ACTION BY SHAREHOLDERS

                 5.1 Call For Special Meeting. Special meetings of the shareholders of the Corporation may be called at any time, but only by (a) the Chairman of the Board of the Corporation, (b) a majority of the directors in office, although less than a quorum, and (c) the holders of not less than thirty-five percent (35%) of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                 5.2 Shareholder Action By Unanimous Written Consent. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of the shareholders, and may not be effected by any consent in writing by such shareholders, unless such written consent is unanimous.


                                   ARTICLE VI
                                INDEMNIFICATION

                 6.1 Provision of Indemnification. The Corporation shall, to the fullest extent permitted or required by the FBCA, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and Executive Officers against any and all Liabilities, and advance any and all reasonable Expenses, incurred thereby in any Proceeding to which any such Director or Executive Officer is a Party or in which such Director or Executive Officer is deposed or called to testify as a witness because he





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or she is or was a Director or Executive Officer of the Corporation.  The
rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against Liabilities or the advancement of Expenses which a Director or Executive Officer may be entitled under any written agreement, Board of Directors' resolution, vote of shareholders, the Act, or otherwise. The Corporation may, but shall not be required to, supplement the foregoing rights to indemnification against Liabilities and advancement of Expenses by the purchase of insurance on behalf of any one or more of its Directors or Executive Officers whether or not the Corporation would be obligated to indemnify or advance Expenses to such Director or Executive Officer under this Article. For purposes of this Article, the term "Directors" includes former directors of the Corporation and any director who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise, including, without limitation, any employee benefit plan (other than in the capacity as an agent separately retained and compensated for the provision of goods or services to the enterprise, including, without limitation, attorneys-at-law, accountants, and financial consultants). The term "Executive Officers" includes those individuals who are or were at any time "executive officers" of the Corporation as defined in Securities and Exchange Commission Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended. All other capitalized terms used in this Article VI and not otherwise defined herein have the meaning set forth in Section 607.0850, Florida Statutes (1991). The provisions of this Article VI are intended solely for the benefit of the indemnified parties described herein, their heirs and personal representatives and shall not create any rights in favor of third parties. No amendment to or repeal of this Article VI shall diminish the rights of indemnification provided for herein prior to such amendment or repeal.


                                  ARTICLE VII
                                   AMENDMENTS

                 7.1 Articles of Incorporation. Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding that a lesser percentage may be specified by law) the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the total number of votes of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required (unless separate voting by classes is required by the FBCA, in which event the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the number of shares of each class or series entitled to vote as a class shall be required), to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of, Articles IV, V, VI or this Article VII of these Articles of Incorporation. Notice of any such proposed amendment, repeal or adoption shall be contained in the notice of the meeting at which it is to be considered. Subject to the provisions set forth herein, the Corporation reserves the





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right to amend, alter, repeal or rescind any provision contained in these
Articles of Incorporation in the manner now or hereafter prescribed by law.

                 7.2 Bylaws. The shareholders of the Corporation may adopt or amend a bylaw which fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by the FBCA. The adoption or amendment of a bylaw that adds, changes or deletes a greater quorum or voting requirement for shareholders must meet the same quorum or voting requirement and be adopted by the same vote and voting groups required to take action under the quorum or voting requirement then in effect or proposed to be adopted, whichever is greater.


                                  ARTICLE VIII
                      INITIAL REGISTERED OFFICE AND AGENT

                 The address of the initial Registered Office of the Corporation is 34125 U.S. Highway 19 North, Palm Harbor, FL 34684-2116, and the initial Registered Agent at such address is Vincent Addonisio.

                                   ARTICLE IX
                      PRINCIPAL OFFICE AND MAILING ADDRESS

                 The address of the Principal Office of the Corporation and its mailing address is 34125 US Highway 19 North, Suite 300, Palm Harbor, Florida 34684-2116. The location of the Principal Office and the mailing address shall be subject to change as may be provided in the Bylaws.


                                   ARTICLE X
                                  INCORPORATOR

                 The name and address of the sole incorporator of the corporation is: Thomas E. Lange, Foley & Lardner, 100 North Tampa Street, Tampa, FL 33602.


                  IN WITNESS WHEREOF, these Articles of Incorporation have been signed by the undersigned incorporator this 17th day of February, 1994.

                                         /s/ Thomas E. Lange
                                        _____________________________
                                        Thomas E. Lange, Incorporator





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                      ACCEPTANCE OF APPOINTMENT BY INITIAL
                                REGISTERED AGENT

                 THE UNDERSIGNED, having been named in Article VIII of the foregoing Articles of Incorporation as initial Registered Agent at the office designated therein, hereby accepts such appointment and agrees to act in such capacity. The undersigned hereby states that he is familiar with, and hereby accepts, the obligations set forth in Section 607.0505, Florida Statutes, and the undersigned will further comply with any other provisions of law made applicable to him as Registered Agent of the Corporation.

                 DATED, this 17th day of February, 1994.

                                         /s/ Vincent Addonisio
                                        ____________________________
                                        Vincent Addonisio


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